NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT.
INCORPORATED UNDER THE LAWS OF THE STATE OF

Nevada

NUMBER

0000

ITP Energy Corporation

SHARES

AUTHORIZED COMMON STOCK: 41,666,667 SHARES
PAR VALUE: $.001

CUSIP NO. 450630 10 8

THIS CERTIFIES THAT

SPECIMEN

Is The Record Holder Of

Shares of ITP ENERGY CORPORATION Common Stock

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

PRESIDENT

SECRETARY

CORPORATE CORPORATE CORPORATE Seal Nevada CORPORATE

NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT

Countersigned & Registered

Nevada Agency and Transfer Company
50 West Liberty Street • Suite 880 • Reno Nevada 89501

Authorized Signature